Exhibit 10.19

Change Order Form - Amendment 5*

Change order under Agreement dated: Development and Clinical Supply Agreement dated 19 June 2009

Between: Radius Health and 3M

Project Name: Radius Health proprietary compound BA058 and 3M proprietary microstructured transdermal system

Change requested by: Radius

Name:  Maria Grunwald

Company:  Radius Health, Inc

Date:   4 February 2011

Description of change:  Radius has asked 3M to prepare three Workplans that identify activities that could be initiated in [*].  These activities are summarized on the following Workplans:

Workplan #1 — Microscopic Evaluation of Clinical Supplies Workplan Summary

Workplan #2 — Residual Drug Analysis of Clinical Supplies Workplan Summary

Workplan #3 — Optimization of Ready-to-Coat Formulation and Process and Method  Development for Product Development Workplan Summary

Workplan #4 — DMF preparation for FDA response

In addition to the Workplans listed above, 3M will deliver responses to the FDA Advice/Information letter for the sMTS development received by Radius. These responses incorporate current testing plans (Workplan #[*], #[*], current manufacturing plan, in process controls, and the depth of penetration) & planned future development plan (i.e., DMFs development and sterile manufacturing process).  For the avoidance of doubt, 3M will provide Radius information on the depth of penetration studies funded by 3M at no charge to Radius.  The current responses to the FDA letter, and any authorized work, and reports conducted under the Workplans #[*] and #[*] will be completed by 3M and delivered to Radius by the end of [*] for Radius’ response submission.

Radius authorizes 3M to work up to a maximum of [*] hours at a rate of $[*] per hour in February under this change order.  Radius will prioritize the Workplans #[*] and #[*], and in the case of Workplan  #[*], Radius will advise which tasks that it wishes 3M to commence in

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

February to complete the [*] authorized hours.  Radius understands that the deliverables accomplished under Workplan #[*] will correlate to the amount of work authorized by Radius.

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

Requested task, dates and costs are approved by:

Company: Radius		3M
Name: Nick Harvey		Name: Mary Mathisen
Signature:	/s/ B.N. Harvey	Signature:	/s/ Mary Mathisen
Position: CFO		Position: Commercialisation Mgr
Date (dd/mm/yy): February 4, 2011		Date (dd/mm/yy):4 February 2011

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

Workplan #1

MICROSCOPIC EVALUATION WORK PLAN SUMMARY

Objective:

The objective of the work plan is to perform microscopic evaluation BA058-sMTS patches and arrays to assess for microneedle fracture, deformation of the needle, residual drug, or biological matter deposits following removal from dosed clinical subjects of Period 2, Protocol BA058-05-006.

Scope:

Approximately [*] patches (controls and samples) will be evaluated microscopically. Group 2a, Day [*] and Day [*] BA058-sMTS samples of each subject ([*]mcg) removed following dosing will be sent for residual drug analysis. Group 2b, Day [*] and Day [*] BA058-sMTS samples of each subject (Placebo and [*]mcg) removed following dosing will be send for residual drug analysis. Group 2c, Day [*] and Day [*] BA058-sMTS samples of each subject ([*]mcg) removed following dosing will be sent for residual drug analysis. Three BA058-sMTS unused samples from each dose (Placebo, [*]mcg, and [*]mcg) will be used as controls. Each BA058-sMTS will be examined at 100x power by microscope and assessed for microneedle fracture (breaks, cracks, and chips), deformation of the needle (bends and/or blunting), residual drug, or biological matter deposits.

Materials:

Forceps

Microscope, capable of 100x magnification and equipped with a digital camera

Control and sample patches (Placebo, [*]mcg, and [*]mcg) currently stored at 2-8°C.

Procedure:

Placebo Controls;

1.               Remove samples from 2-8°C and allow the sample to reach room temp. (about [*] hour).

2.               Carefully remove one of the BA058-sMTS placebo patches from the collar.

PATCHES THAT ARE DISLODGED FROM THE COLLAR DURING SHIPPING WILL NOT BE ASSAYED.

3.               Using 100x magnification examine the patch and array for microneedle fracture, deformation of the needle, residual drug, or biological matter deposits.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

4.               Document observations on Attachment 2.

5.               Photograph the damaged needles.

6.               Repeat 1 through 5 for the other BA058-sMTS placebo controls.

Repeat the above for the BA058-sMTS Placebo samples, [*]mcg controls, [*]mcg samples, [*]mcg controls and [*]mcg samples.

Projected Hours

Visual testing of [*] arrays                 [*] hours

Preparation, review, and release of report        [*] hours

Total Hours           [*]

Deliverables

A summary report describing the type and frequency of observations.

Attachments:

Example Photo

Observations

Summary Observations

Example Photo

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

OBSERVATIONS

Sample ID:

Describe appearance of patch:

Enter code for damaged array on to chart.

Codes: R — break, C — chip, K — crack, D — bend, L — blunt, B — biological matter, F — partial fill, S - residual drug

Add sequence number for digital image.

SUMMARY OBSERVATIONS

Sample ID	Microneedle fracture (breaks, cracks, and chips)			Deformation of the needle (bends and/or blunting)		Residual drug	Biological matter deposits	Digital Photo (√)
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting
	Breaks	Cracks	Chips	Bends	Blunting

Breaks	Cracks	Chips	Bends	Blunting
Breaks	Cracks	Chips	Bends	Blunting
Breaks	Cracks	Chips	Bends	Blunting
Breaks	Cracks	Chips	Bends	Blunting

Workplan #2

RESIDUAL DRUG ANALYSIS WORK PLAN SUMMARY

Objective:

The objective of the work plan is to perform residual drug analysis of BA058-sMTS arrays following removal from dosed clinical subjects of Period 2, Protocol BA058-05-006 to assess residual drug remaining on the array.

Scope:

Approximately [*] arrays (controls and samples) will be evaluated for residual drug. Group 2a, Day [*] and Day [*] BA058-sMTS samples of each subject ([*] mcg) removed following dosing will be sent for residual drug analysis. Group 2b, Day [*] and Day [*] BA058-sMTS samples of each subject (Placebo and [*]mcg) removed following dosing will be send for residual drug analysis. Group 2c, Day [*] and Day [*] BA058-sMTS samples of each subject ([*] mcg) removed following dosing will be sent for residual drug analysis. Three BA058-sMTS unused samples from each dose (Placebo, [*] mcg, and [*] mcg) will be used as controls. Each BA058-sMTS will be analyzed in accordance with Method-07-001836.

Materials:

Forceps

Snap-cap polypropylene sample vials (5mL, Nalgene Part 6250-0005)

BA058-sMTS Control and sample patches (Placebo, [*] mcg, and [*] mcg) stored at -20°C.

Procedure:

Prepare the controls and samples as follows;

7.               Remove samples from -20°C storage and allow to reach room temp. (approx. [*] hours).

8.               Carefully remove one of the BA058-sMTS patches from the collar.

PATCHES THAT ARE DISLODGED FROM THE COLLAR DURING SHIPPING WILL NOT BE ASSAYED.

9.               Separate the large circular adhesive from the hard plastic disc containing the micro array needles by holding the array patch across the patch diameter with the thumb and finger.

DO NOT TOUCH THE MICRO ARRAY.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

10.         Pinch the thumb and finger together to bend the patch away from the array. (Figure A).

Figure A.               Use the forceps to grab the array from the bent adhesive patch.

11.         Use a forceps to grasp the array and to peel the array from the patch (Figure A).

12.         Place the disc containing the micro array into a labeled plastic snap cap container (needles-down orientation) and seal.

13.         Analyze each in accordance with Method-07-001836.

Projected Hours

HPLC analysis and review of data for [*] patches	[*] hours
Preparation, review, and release of report	[*] hours
Total	[*] hours

Deliverables

Summary report describing residual BA058 content of arrays.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

Workplan #3

RTC Process Development and Analytical Methods WORK PLAN SUMMARY

Objective

Determine operating conditions for RTC mixing and filtration that provide a robust process for preparing sterile, homogeneous ready-to-coat (RTC) formulation.  Following these experiments, the process and parameters for preparing RTC should be finalized.

Some method development efforts are also addressed below.

Background

[*]

Process efficiency is currently about [*]%.  Variations in filtration media and devices will be investigated to improve this number.

Scope

Observed response variables for the mixing experiments are average content, variance of the content, and viscosity.  Two mixing methods will be investigated: [*] (the current method) and [*], a [*] method [*].  For [*], three times ([*], [*], [*] min) prefiltration and four times ([*], [*],[*],[*] minutes) postfiltration will be tested.  For [*], three times will be investigated prefiltration ([*], [*], [*] minutes) and four times postfiltration ([*], [*], [*], and [*] minutes).    To investigate the effect of the RTC concentration, mixing will be performed with [*]% and [*]% bulk drug substance (w/w).  The current manufacturing process uses [*]% w/w.

Materials

[*] g BA058

Miscellaneous lab supplies

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

Procedure

For each mixing technique, the prefiltration experiments will be performed.  The best prefiltration mixing time will be used for the postfiltration experiments.  The procedure will be repeated for the two concentrations of BA058.

The average and variance of the content will be determined by taking multiple samples from each mixing experiment and assayed using a validated HPLC method (Method-07-001836).   Viscosity of the RTC following each experiment will be tested using a Rheosense m-VROC.

Each experiment will use [*]  mL of RTC ([*] g of bulk drug substance).  [*].  The [*] g figure is considerably larger than previously quoted.  The previous quote assumed material could be saved by using the RTC from the mixing experiments to begin the coating process experiments.  Of course, unused RTC from this work will be saved for future use.

To determine the optimal approach to sterile filtration, a solution of BSA will be prepared with a viscosity similar to that of the current RTC.  This solution will be used to test filtration setups for easy of use and efficiency.  Once a suitable configuration is found, it will be tested by sterile filtering RTC and checking for changes in viscosity, purity, and content.

Projected Hours

Mixing Process Development

Perform mixing and take samples	[*] hours
HPLC analysis	[*] hours
Viscosity measurements	[*] hours
Prepare report	[*] hours
Mixing Process Total	[*] hours

Filtration Process Development

Trial filtration runs	[*] hours
Confirm filtration parameters	[*] hours
Prepare reports	[*] hours
Filtration Process Total	[*] hours
RTC Process Development Total	[*] hours

Deliverables

1.               Summary report describing mixing experiments

2.               Summary report describing filtration experiments

3.               Master Batch Record for the ready to coat

4.               Updated specifications for the ready to coat

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

Analytical Method Development

The following analytical method development activities are proposed. Method development covers laboratory activities intended to define the method. Authoring of method development reports and validation activities are separate and not included in the estimates given here.

Identification method	Uses current HPLC method, mix 1:1 sample with reference material, show that only one peak elutes from HPLC. Update method document.	[*] hours
Aggregation method	Develop size exclusion chromatography method to characterize any formation of aggregates in drug product	[*] hours
Release Method	Explore and develop method for release testing of microneedle patches.	[*] hours
Pouch Integrity	Adapt ASTM method to microneedle patches	[*] hours
Patch Adhesion	Adapt ASTM method to microneedle patches	[*] hours

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

Workplan #4

FDA RESPONSE WORK PLAN SUMMARY

Objective:

Respond to FDA’s questions regarding 3M’s manufacturing process and controls.

Scope:

A DMF will be prepared with information about 3M’s sMTS manufacturing process and controls.

Materials:

Not Applicable

Procedure:

Not Applicable

Projected Hours

Prepare, review, and submit DMF	[*] hours

Deliverables

1)              DMF will be filed with FDA.

2)              Radius will be provided with the DMF number and a letter of access.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

3M DRUG DELIVERY SYSTEMS CONTACT INFORMATION

For inquiries related to the proposal, please contact:

[*]

[*]

3M Drug Delivery Systems

3M Center, Bldg. 260-4N-12

St. Paul, MN 55144

Tel:  [*]

Fax:  [*]

Cell: [*]

E-Mail: [*]

[*]

[*]

3M Drug Delivery Systems

3M Center, Bldg. 275-3E-10

St. Paul, MN 55144

Tel:  [*]

Cell: [*]

E-Mail: [*]

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.